DIRECTORS/TRUSTEES POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

         Each of the undersigned, as directors and trustees of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                              1933 Act              1940 Act
                                              Reg. Number           Reg. Number

AXP Bond Fund, Inc.                           2-51586               811-2503
AXP California Tax-Exempt Trust               33-5103               811-4646
AXP Discovery Fund, Inc.                      2-72174               811-3178
AXP Equity Select Fund, Inc.                  2-13188               811-772
AXP Extra Income Fund, Inc.                   2-86637               811-3848
AXP Federal Income Fund, Inc.                 2-96512               811-4260
AXP Global Series, Inc.                       33-25824              811-5696
AXP Growth Series, Inc.                       2-38355               811-2111
AXP High Yield Tax-Exempt Fund, Inc.          2-63552               811-2901
AXP International Fund, Inc.                  2-92309               811-4075
AXP Investment Series, Inc.                   2-11328               811-54
AXP Managed Series, Inc.                      2-93801               811-4133
AXP Market Advantage Series, Inc.             33-30770              811-5897
AXP Money Market Series, Inc.                 2-54516               811-2591
AXP New Dimensions Fund, Inc.                 2-28529               811-1629
AXP Precious Metals Fund, Inc.                2-93745               811-4132
AXP Progressive Fund, Inc.                    2-30059               811-1714
AXP Selective Fund, Inc.                      2-10700               811-499
AXP Special Tax-Exempt Series Trust           33-5102               811-4647
AXP Stock Fund, Inc.                          2-11358               811-498
AXP Strategy Series, Inc.                     2-89288               811-3956
AXP Tax-Exempt Series, Inc.                   2-57328               811-2686
AXP Tax-Free Money Fund, Inc.                 2-66868               811-3003
AXP Utilities Income Fund, Inc.               33-20872              811-5522

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hereby constitutes and appoints William R. Pearce, Arne H. Carlson and Leslie L.
Ogg or either one of them, as her or his attorney-in-fact and agent, to sign for her or him in her or his name, place and stead any and all further amendments to said registration statements filed pursuant to said Acts and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

Dated the 13th day of January, 2000.


/s/      H. Brewster Atwater, Jr.                    /s/      Anne P. Jones
         H. Brewster Atwater, Jr.                             Anne P. Jones


/s/      Arne H. Carlson                             /s/      William R. Pearce
         Arne H. Carlson                                      William R. Pearce


/s/      Lynne V. Cheney                             /s/      Alan K. Simpson
         Lynne V. Cheney                                      Alan K. Simpson


/s/      William H. Dudley                           /s/      John R. Thomas
         William H. Dudley                                    John R. Thomas


/s/      David R. Hubers                             /s/      C. Angus Wurtele
         David R. Hubers                                      C. Angus Wurtele


/s/      Heinz F. Hutter
         Heinz F. Hutter